UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mack-Cali Responds to Bow Street’s Misleading Statements and Outright Lies about the Company’s Board of Directors

JERSEY CITY, N.J., May 30, 2019 — Mack-Cali Realty Corporation (NYSE: CLI) (the “Company” or “Mack-Cali”) today responded to a letter sent by Bow Street Special Opportunities Fund XV, LP (“Bow Street”) to Mack-Cali stockholders on May 29, 2019 in connection with Bow Street’s ongoing proxy contest.

During the course of its self-serving and deceptive campaign, Bow Street has repeatedly used false and misleading statements to disparage the Company’s Board of Directors and disguise Bow Street’s self-interested objectives. Bow Street’s latest letter to Mack-Cali stockholders is just another example of this deceptive and unscrupulous approach. Mack-Cali believes it is important to set the record straight about the misleading statements and outright lies contained in Bow Street’s letter.

Bow Street’s True Objective Is to Make a Quick Profit

In its letter, Bow Street again claims that its objective is to create value for all Mack-Cali stockholders and attempts to portray itself as a long-term investor whose interests are aligned with those of long-term Mack-Cali stockholders. In reality, however, Bow Street is a recent stockholder who began to accumulate Mack-Cali shares just a few months before launching a proxy contest to facilitate its grossly inadequate, illusory, unfinanced and unworkable proposal to acquire the Company’s premium office assets at a price far below their fair market value.

Despite Bow Street’s claims that it has “repeatedly called on the Board to establish a truly independent committee tasked with evaluating all strategic alternatives,” Bow Street is not interested in any strategic alternatives other than a “fire sale” of the Company or its premium assets. Bow Street’s actions throughout its campaign, including its attempts to “greenmail” the Company by proposing to withdraw its director nominations if the Company agreed to sell certain assets to Bow Street at a “wholesale” price, clearly indicate that Bow Street’s sole objective is to profit at the expense of all other Mack-Cali stockholders. The Company believes that Bow Street’s most recent self-serving statements are yet another attempt by Bow Street to “bait and switch” Mack-Cali stockholders and disguise the hedge fund’s true motive: to force a precipitous sale of the Company or its assets at any price in order to realize a quick profit on its recent investment, to the detriment of all other stockholders.

Bow Street’s Statements About Mr. Mack’s Conflict of Interests Are Baseless and Highly Misleading

In its letter, Bow Street falsely states that Mr. William Mack, Chairman of the Mack-Cali Board of Directors, “has competed directly against Mack-Cali for assets.” These baseless claims are nothing more than deliberate lies designed to disparage Mr. Mack’s character and reputation. Neither Mr. Mack nor any of the companies owned or controlled by him or any members of his family currently owns any office buildings in New Jersey, has purchased any New Jersey office buildings in the last 20 years or has purchased any multifamily residential buildings in New Jersey since the Company’s acquisition of Roseland in 2012. Contrary to Bow Street’s baseless assertions, Mr. Mack has never competed with the Company or acquired any assets that would be of interest to the Company. Moreover, the Mack-Cali Board has adopted rules and policies that govern related-person transactions and transactions involving corporate opportunities, which are rigorously enforced by the Board under the oversight of its Audit Committee.

Bow Street’s Claims That the Mack-Cali Board Received Credible Third-Party Acquisition Proposals Are Outright Lies

In its letter, Bow Street falsely claims that over the last several weeks, the Mack-Cali Board was presented with “credible third-party proposals to acquire all or meaningful portions of Mack-Cali for all-cash consideration” and that the Board “explicitly discouraged suitors.” These statements are outright lies. Bow Street is fully aware that following the Mack-Cali Board’s rejection of Bow Street’s own illusory, unfinanced and unworkable proposal to acquire the Company’s premium office assets at a grossly inadequate price, Mack-Cali has not received or rejected any other acquisition proposals or had any discussions with any third-party suitors. The Company believes that Bow Street’s repeated falsehoods about the Mack-Cali Board’s receipt and rejection of “credible” acquisition proposals constitute deliberate attempts to mislead stockholders, disparage the Board and shift investor and media attention from Bow Street’s self-interested agenda.

The New Strategic Review Committee Will Be Fully Equipped to Conduct an Independent and Thorough Review of All Available Alternatives for Maximizing Stockholder Value

As previously announced, following the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”), the Mack-Cali Board intends to form a committee of independent directors to conduct a review of the Company’s strategy, asset portfolio and business opportunities (the “Strategic Review Committee” or the “Committee”) to ensure that all available alternatives for continuing stockholder value creation are carefully and thoughtfully considered. The Board’s decision to form the Strategic Review Committee is the result of an ongoing, constructive dialogue between the Company and its stockholders and demonstrates that the Board remains open-minded and is not opposed to any action that is in the best interests of Mack-Cali stockholders.

Contrary to Bow Street’s baseless assertions, the Strategic Review Committee will have full authority to conduct an independent review of all available alternatives for maximizing stockholder value, including a potential sale of the Company. The Committee will be composed entirely of independent directors, including at least two new independent directors not currently serving on the Board. Moreover, the Board intends to extend to two of Bow Street’s director nominees an offer to join the Board after the Annual Meeting and, if these individuals accept the Company’s offer, appoint at least one of them to the Strategic Review Committee. The Company will also provide the Strategic Review Committee with all support necessary for the Committee to conduct a comprehensive and thorough strategic review and make its recommendation to the full Board. If, upon completion of its review, the Committee members have different views as to the best alternative for maximizing stockholder value, all of their recommendations will be presented to the full Board. The Mack-Cali Board believes that the formation of the Strategic Review Committee will allow the Company to be responsive to the wishes of Mack-Cali stockholders and ensure that all available alternatives for maximizing stockholder value are carefully and thoroughly considered.

PROTECT THE VALUE OF YOUR INVESTMENT — VOTE ON THE WHITE PROXY CARD “FOR” ALL OF MACK-CALI’S 11 NOMINEES

Every Stockholder’s Vote Is Important,
No Matter How Many or How Few Shares You Own

Stockholders who have questions or require any assistance voting their shares should contact Mack-Cali’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

OR

Collect: (212) 929-5500

About Mack-Cali Realty Corporation

One of the country’s leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Forward-Looking Statements

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting. The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Mack-Cali, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company is set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company. These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are available at no charge on the Company’s website at https://www.mack-cali.com.

Contacts:

David Smetana	Deidre Crockett
Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
Chief Financial Officer	Senior Vice President,
(732) 590-1035	Corporate Communications
dsmetana@mack-cali.com	and Investor Relations
(732) 590-1025
dcrockett@mack-cali.com

Proxy Solicitor:	Media Contacts:
Lawrence E. Dennedy	Andrew Siegel / Viveca Tress
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449
ldennedy@mackenziepartners.com